Exhibit 99.1

nCino Announces Chief Financial Officer Transition
Company Reaffirms Q4 and Full Fiscal Year 2023 Financial Guidance
WILMINGTON, N.C., January 18, 2023 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced the appointment of Greg Orenstein as nCino’s Chief Financial Officer. Orenstein will succeed David Rudow, who will be leaving the Company effective January 31, 2023.
Orenstein has significant leadership experience at nCino, having joined the Company in 2015, and most recently serving as its Chief Corporate Development & Strategy Officer. Prior to that, he served as nCino’s Chief Corporate Development & Legal Officer and Secretary. Orenstein has played a critical role in driving the Company's growth, corporate strategy, acquisition, investment and corporate finance activities, including leading nCino’s initial public offering and secondary offering in 2020.
“Greg is a seasoned public company executive with a proven track record of delivering strong results and creating value. His deep strategic and operational understanding of our business and his proven ability to build and lead global teams and partner with business leaders makes him the ideal person for this role,” said Pierre Naudé, Chairman and Chief Executive Officer of nCino. “I look forward to continuing to work closely with Greg as we execute on our profitable growth plan and drive long-term stockholder value.”
“On behalf of nCino, I want to thank David for his service, leadership and partnership over the past three years,” added Naudé. “David has made significant contributions while helping nCino scale as a public company, and we wish him all the best in his future endeavors.”
Company Reaffirms Financial Guidance
For the fourth quarter ending January 31, 2023, the Company reaffirms its financial guidance of:
•Total revenues between $104 million and $105 million.
•Subscription revenues between $90 million and $91 million.
•Non-GAAP operating loss between ($3.0) million and ($4.0) million.
•Non-GAAP net loss attributable to nCino per share of ($0.04) and ($0.05).

For the fiscal year 2023 ending January 31, 2023, the Company reaffirms its financial guidance of:
•Total revenues between $403 million and $404 million.
•Subscription revenues between $342 million and $343 million.
•Non-GAAP operating loss between ($7.0) million and ($8.0) million.
•Non-GAAP net loss attributable to nCino per share of ($0.15) to ($0.17).
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single cloud-based platform enhances the employee and client experience to enable financial institutions to more effectively onboard clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,750 financial institutions of all types and sizes on a global basis. For more information, visit www.ncino.com.
CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.407.5399
jhorne@marketstreetpartners.com
MEDIA CONTACT
Kathryn Cook
nCino
+1 919.691.4206
Kathryn.cook@ncino.com
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will," "could," "might," or "continues" or similar expressions. Any forward-looking statements contained in this press release are based upon nCino's historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino's expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, among others, risks and uncertainties relating to the market adoption of our solution and privacy and data security matters. Additional risks and uncertainties that could affect nCino's business and financial results are included in reports filed by nCino with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.